UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2018

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX (Address of principal executive offices)	75013 (zip code)

(972) 881-2900
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

New Financing Agreement

On November 1, 2018, the Company and its U.S. subsidiaries entered into Amendment No. 1 (“Amendment”) to its Credit Agreement with Regions Bank, as agent for itself and PNC Bank and Bank of America and one or more other lenders now or hereafter made a party thereto (the “Lenders”). Under this Amendment, and subject to the terms set forth therein, the Lenders have agreed to provide the Company’s subsidiary, Priority Fulfillment Services, Inc. (“PFS”), with an initial $60 million revolving loan facility which replaces PFS’ prior revolving and term loan facility. Subject to the terms of the Amendment, PFS has the ability to increase the revolving loan facility to $80 million.  Advances under the Credit Agreement accrue interest at a variable rate, plus an applicable margin, have a scheduled maturity date on November 1, 2023 and are secured by a lien on substantially all of the assets of Company and its U.S. subsidiaries and a pledge of 65% of the shares of certain of the Company’s foreign subsidiaries.

Item 8.01. Other Events.

On November 5, 2018, the Company issued a press release announcing the Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 5, 2018.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 5, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2018

PFSweb, Inc.

	By:	/s/ Thomas J. Madden
	Name:	Thomas J. Madden
	Title:	Executive Vice President and
Chief Financial and Accounting Officer